Exhibit 32.2

Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Alexander A. Seelenberger, the Chief Financial Officer (Principal Financial Officer) of Vincera Pharma, Inc. (the “Company”), hereby certify, that, to my knowledge:

1.    The Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2020 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2021

/s/ Alexander A. Seelenberger
Alexander A. Seelenberger
Chief Financial Officer (Principal Financial Officer)

This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.